UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 10, 2014, the Board of Directors of The Cooper Companies, Inc. (the “Company”) approved and adopted an amended and restated Ethics and Business Conduct Policy (the “Code of Ethics”). The Code of Ethics applies to all directors, officers and employees of the Company and its subsidiaries. The Code of Ethics includes provisions relating to conflicts of interest; the protection and proper use of Company assets; relationships with customers, suppliers, competitors and associates; government relations; and compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity, harassment, health and safety laws. The Code of Ethics, as amended and restated, supersedes the Company’s prior Code of Ethics (the “Prior Code”). The Code of Ethics updates the Prior Code to enhance readability, to provide additional detail regarding the Company’s expectations regarding the conduct of its employees, officers and directors and reporting of violations under the Code.

The amendment and restatement of the Code of Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the Prior Code. Any waivers under the Code of Ethics will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the Securities and Exchange Commission and any stock exchange on which the Company’s securities are then listed.

The foregoing summary is qualified in its entirety by reference to the Code, a copy of which is attached hereto as Exhibit 14.1 to this report and is hereby incorporated by reference into this Item 5.05. A copy of the Code will also be posted on the Company’s website at www.coopercos.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

14.1	The Cooper Companies, Inc. Ethics and Business Conduct Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

Dated: July 25, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

14.1	The Cooper Companies, Inc. Ethics and Business Conduct Policy